Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K and, if not defined in the Form 8-K, the Proxy Statement/Prospectus.

Introduction

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and present the historical financial statements of VG Acquisition Corp. (“VGAC”) and 23andMe, adjusted to reflect the Business Combination. VGAC and 23andMe shall collectively be referred to herein as the “Companies.” VGAC, subsequent to the Business Combination, and on a consolidated basis with 23andMe, shall be referred to herein as “New 23andMe.”

The unaudited pro forma combined balance sheet as of March 31, 2021 combines the historical consolidated balance sheet of VGAC as of March 31, 2021 with the historical consolidated balance sheet of 23andMe as of March 31, 2021 on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, summarized below, had been consummated on March 31, 2021.

VGAC and 23andMe have different fiscal years. VGAC’s fiscal year ends on December 31, whereas 23andMe’s fiscal year ends on March 31. The unaudited pro forma combined statement of operations for the twelve months ended March 31, 2021 combines the historical unaudited statement of operations of VGAC for the twelve months ended March 31, 2021 with the historical audited consolidated statement of operations of 23andMe for the twelve months ended March 31, 2021. VGAC’s financial results for the twelve months ended March 31, 2021 have been derived by adding its unaudited results of operations for the nine months ended December 31, 2020 to its unaudited results of operations for the three months ended March 31, 2021. The unaudited pro forma combined statement of operations for the twelve months ended March 31, 2021 has been prepared utilizing period ends that differ by less than 93 days, as permitted by Rule 11-02 Regulation S-X. The unaudited pro forma combined consolidated statement of operations are presented on a pro forma basis as if the Business Combination and the other events contemplated by the Merger Agreement, as summarized below, had been consummated on April 1, 2020.

The unaudited pro forma combined financial information was derived from the following historical financial statements and the accompanying notes:

•

the (a) historical unaudited financial statements of VGAC as of and for the three months ended March 31, 2021, and (b) historical unaudited consolidated financial statements of VGAC for the nine months ended December 31, 2020, which were derived from the accounting records used to prepare the historical audited consolidated financial statements of VGAC as of and for the period from February 19, 2020 (Inception) through December 31, 2020 and

•	The historical audited consolidated financial statements of 23andMe as of and for the year ended March 31, 2021.

The unaudited pro forma combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New 23andMe’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New 23andMe. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of VG Acquisition Corp,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of 23andMe” and other financial information included beginning on page 204 of the final prospectus and definitive proxy statement, dated May 14, 2021 (the “Proxy Statement/Prospectus”) and filed with the Securities and Exchange Commission (the “SEC”), including the Merger Agreement and the description of certain terms thereof set forth under the section titled “Business Combination” in the Proxy Statement/Prospectus.

Business Combination

On February 4, 2021, VGAC, and its wholly-owned subsidiary, Chrome Merger Sub, Inc. (“Merger Sub”), entered into the Merger Agreement, with 23andMe. The Business Combination was completed on June 16, 2021.

(i) VGAC became a Delaware corporation (the “Domestication”) and, in connection with the Domestication,

(A) VGAC’s name changed to “23andMe Holding Co.” (“New 23andMe”),

(B) each then-issued and outstanding Class A ordinary share of VGAC converted automatically into one share of Class A Common Stock of New 23andMe (the “New 23andMe Class A Common Stock”),

(C) each then-issued and outstanding Class B ordinary share of VGAC converted automatically into one share of New 23andMe Class A Common Stock, and

(D) each then-issued and outstanding common warrant of VGAC converted automatically into one warrant to purchase one share of New 23andMe Class A Common Stock; and

(ii) following the Domestication, VGAC Merger Sub merged with and into 23andMe, with 23andMe as the surviving company in the merger and, after giving effect to such merger, continuing as a wholly-owned subsidiary of New 23andMe (the “Merger”). The Domestication, the Merger and the other transactions contemplated by the Merger Agreement are hereinafter referred to as the “Business Combination.”

In connection with the Business Combination, New 23andMe adopted a dual class stock structure pursuant to which:

(i) all shareholders of VGAC, other than the holders of 23andMe Class B Common Stock outstanding immediately prior to the closing of the Merger (the “Closing”) will hold shares of New 23andMe Class A Common Stock, which will have one vote per share, and

(ii) the holders of 23andMe Class B Common Stock outstanding immediately prior to the Closing will hold shares of Class B Common Stock of New 23andMe (the “New 23andMe Class B Common Stock”), which will have 10 votes per share. The New 23andMe Class B Common Stock will be subject to automatic conversion to New 23andMe Class A Common Stock upon any transfers of New 23andMe Class B Common Stock (except for certain permitted transfers).

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2021

(in thousands)

	VGAC (Historical)	23andMe (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash	$81	$282,489	$508,732	(A	)	$810,103
			(17,799)	(B	)
			(38,737)	(D	)
			(1,927)	(K	)
			244,000	(C	)
			(166,736)	(L	)
Restricted cash	—	1,399	—			1,399
Accounts receivable, net	—	2,481	—			2,481
Inventories	—	6,239	—			6,239
Deferred costs of revenue	—	5,482	—			5,482
Prepaid expenses and other current assets	377	15,485	(3,971)	(D	)	11,891

Total current assets	458	313,575	523,562			837,595
Investments and cash held in Trust Account	508,732	—	(508,732)	(A	)	—
Property and equipment, net	—	60,884	—			60,884
Operating lease right-of-use assets	—	63,122	—			63,122
Restricted cash, noncurrent	—	6,974	—			6,974
Internal-use software, net	—	6,889	—			6,889
Other assets	—	654	—			654

TOTAL ASSETS	$509,190	$452,098	$14,830			$976,118

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$—	$12,271	$—			$12,271
Accrued expenses and other current liabilities	1,627	31,953	(1,627)	(K	)	31,953
Deferred revenue	—	71,255	—			71,255
Operating lease liabilities	—	6,140	—			6,140
Current liabilities - Advances from related party	300	—	(300)	(K	)	—

Total current liabilities	1,927	121,619	(1,927)			121,619
Operating lease liabilities, noncurrent	—	87,582	—			87,582
Other liabilities	—	1,165	—			1,165
Warrant liability	44,402	—	—			44,402
Deferred underwriting fee payable	17,799	—	(17,799)	(B	)	—

Total liabilities	64,128	210,366	(19,726)			254,768

	VGAC (Historical)	23andMe (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Class A subject to possible redemption	440,062	—	(440,062)	(E	)	—
Redeemable convertible preferred stock	—	837,351	(837,351)	(F	)	—
Stockholders’ equity (deficit):
VGAC Class A Ordinary Shares	1	—	4	(E	)	—
			(5)	(H	)
VGAC Class B Ordinary Shares	1	—	(1)	(H	)	—
Class A common stock	—	—	250	(C	)	927
			636	(H	)
			208	(I	)
			(167)	(L	)
Class B common stock	—	—	1	(F	)	3,138
			3,137	(G	)
Additional paid-in capital	30,305	381,619	440,058	(E	)	1,694,523
			837,350	(F	)
			(3,137)	(G	)
			(630)	(H	)
			(208)	(I	)
			(25,307)	(J	)
			(42,708)	(D	)
			243,750	(C	)
			(166,569)	(L	)
Accumulated deficit	(25,307)	(977,238)	25,307	(J	)	(977,238)

Total stockholders’ equity (deficit)	5,000	(595,619)	1,311,969			721,350

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$509,190	$452,098	$14,830			$976,118

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	Nine Months Ended December 31, 2020	Three Months Ended March 31, 2021	Twelve Months Ended March 31, 2021	Twelve Months Ended March 31, 2021				Twelve Months Ended March 31, 2021
	VGAC (Historical)	VGAC (Historical)	VGAC (Historical)	23andMe (Historical)	Transaction Accounting Adjustments			Pro Forma Combined
Revenue	$—	$—	$—	$243,920	$—			$243,920
Cost of revenue	—	—	—	126,914	—			126,914

Gross profit	—	—	—	117,006	—			117,006

Operating expenses:					—
Research and development	—	—	—	159,856	—			159,856
Sales and marketing	—	—	—	43,197	—			43,197
General and administrative	960	2,674	3,634	99,149	—			102,783

Total operating expenses	960	2,674	3,634	302,202	—			305,836

Loss from Operations	(960)	(2,674)	(3,634)	(185,196)	—			(188,830)
Interest and other income, net	95	87	182	1,577	(182)	(AA	)	1,577
Change in fair value of warrant liability	(47,728)	25,883	(21,845)	—	—			(21,845)

Net and comprehensive income (loss)	$(48,593)	$23,296	$(25,297)	$(183,619)	$(182)			$(209,098)

Weighted average shares of VGAC Class A Ordinary Shares outstanding – basic and diluted	50,592,471	50,855,000	50,725,960

Net income per share of VGAC Class A Ordinary Shares – basic and diluted	$0.00	$0.00	$0.00

Weighted average shares of VGAC Class B Ordinary Shares outstanding – basic and diluted	12,713,750	12,713,750	12,713,750

Net income (loss) per share of VGAC Class B Ordinary Shares – basic and diluted	$(3.83)	$1.83	$(2.00)

Weighted average shares of 23andMe Class A Common Stock outstanding – basic and diluted				8,771,824				92,655,484

Net loss per share of 23andMe Class A Common Stock – basic and diluted				$(4.23)				$(0.51)

Weighted average shares of 23andMe Class B Common Stock outstanding – basic and diluted				34,678,002				313,759,355

Net loss per share of 23andMe Class B Common Stock- basic and diluted				$(4.23)				$(0.51)

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 – Description of the Business Combination

On February 04, 2021, VGAC, together with Merger Sub, entered into the Merger Agreement with 23andMe. Pursuant to the Merger Agreement, on the Closing Date, Merger Sub merged with and into 23andMe, with 23andMe surviving the merger as a wholly owned subsidiary of VGAC. At Closing, VGAC changed its name to 23andMe Holding Co. (“New 23andMe”). Following the Closing, (a) New 23andMe owns all the equity interests of 23andMe and (b) the former equity holders of 23andMe will hold a portion of the outstanding New 23andMe Class A Common Stock and will hold all of the outstanding New 23andMe Class B Common Stock.

The aggregate consideration for the Business Combination included common stock consideration, after giving effect to the Share Conversion Ratio, as follows:

(in thousands, except for share amounts)
Class A and Class B Common Stock transferred at Closing	334,513,150
Value Per Share (1)	$10.00

Total Common Stock Consideration	$3,345,132

(1)

The value of 23andMe common stock transferred at closing is assumed to be $10.00 per share. The Business Combination is expected to be accounted for as a reverse recapitalization and therefore any change in the trading price of VGAC between the signing of the Merger Agreement and the closing will not impact the pro forma financial statements because the net assets of VGAC acquired at closing will be recorded at their carrying values.

The unaudited pro forma combined information contained herein reflects VGAC’s shareholders approval of the Merger Transaction on June 10, 2021, and that VGAC’s public shareholders holding 16,667,061 VGAC Class A ordinary shares have elected to redeem their shares prior to the Closing. The following summarizes the pro forma New 23andMe Common Stock issued and outstanding immediately after the Business Combination, after giving effect to the Share Conversion Ratio:

	Pro Forma Combined	%
VGAC Shareholders	34,187,939	8.4%
Sponsor (1)	12,713,750	3.1%
PIPE Investors	25,000,000	6.2%
23andMe Class A Stockholders (2)	20,753,795	5.1%
23andMe Class B Stockholders (2) (3)	313,759,355	77.2%

Pro Forma Common Stock	406,414,839

(1)

Includes 3,814,125 shares held by the Sponsor that are subject to a lockup for seven years as of the Closing. The lockup has an early release effective (i) with respect to 50% of the shares upon the closing price of the New 23andMe Class A Common Stock equaling or exceeding $12.50 per share for any 20 trading days within any 30 trading day period and (ii) with respect to the other 50% of the shares, upon the closing price of the New 23andMe Class A Common Stock equaling or exceeding $15.00 per share for any 20 trading days within any 30 trading day period. The remaining 8,899,625 shares cannot be transferred (subject to certain limited exceptions) until the earlier to occur of (i) one year after the completion of the Business Combination or (ii) the date following the completion of the Business Combination on which New23andMe completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the New 23andMe Class A Common Stock equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, 8,899,625 of the Founder Shares will be released from the lock-up.

(2)

Shares of New 23andMe Class B Common Stock carry ten votes per share whereas shares of New 23andMe Class A Common Stock will have one vote per share. The New 23andMe Class B Common Stock will be subject to automatic conversion to New 23andMe Class A Common Stock upon any transfers of New 23andMe Class B Common Stock (except for certain permitted transfers).

(3)

Includes 91,198,378 shares of 23andMe redeemable convertible preferred stock, which will convert into shares of 23andMe Class B Common Stock immediately prior to the Closing and exchanged for New 23andMe Class B Common Stock at the Share Conversion Ratio pursuant to the Merger.

Note 2 — Basis of the Pro Forma Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. generally accepted accounting principles, with no goodwill or other intangible assets recorded in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). VGAC will be treated as the “acquired” company for financial reporting purposes and 23andMe has been determined to be the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of 23andMe issuing stock for the net assets of VGAC, accompanied by a recapitalization. The net assets of New 23andMe will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of 23andMe.

23andMe has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	23andMe stockholders will have a relative majority of the voting power of New 23andMe;

•	The New 23andMe Board will comprise seven members, of whom six individuals shall be designated by 23andMe;

•	23andMe’s senior management will comprise the senior management roles of New 23andMe and be responsible for the day-to-day operations;

•	New 23andMe will assume the 23andMe name; and

•	The intended strategy and operations of New 23andMe will continue 23andMe’s current strategy.

The unaudited pro forma combined balance sheet as of March 31, 2021 assumes that the Business Combination occurred on March 31, 2021. The unaudited pro forma combined statements of operations for the twelve months ended March 31, 2021 present pro forma effect to the Business Combination as if it had been completed on April 1, 2020.

The unaudited pro forma combined financial information was derived from the following historical financial statements and the accompanying notes:

•

the (a) historical unaudited financial statements of VGAC as of and for the three months ended March 31,2021, and (b) historical unaudited consolidated financial statements of VGAC for the nine months ended December 31, 2020, which were derived from the accounting records used to prepare the historical audited consolidated financial statements of VGAC as of and for the period from February 19, 2020 (Inception) through December 31, 2020 and,

•	The historical audited consolidated financial statements of 23andMe as of and for the year ended March 31, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that 23andMe believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. 23andMe believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of VGAC and 23andMe.

Note 3—Accounting Policies

As part of the preparation of these unaudited pro forma combined financial statements, certain reclassifications were made to align VGAC’s and 23andMe’s financial statement presentation, each as identified in Note 4 below. Following completion of the Business Combination, New 23andMe management will perform a comprehensive review of VGAC’s and 23andMe’s accounting policies. As a result of such review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New 23andMe. Based on its initial analysis, 23andMe has not identified any presentation differences that would have a material impact on the unaudited pro forma combined financial information.

Note 4—Pro Forma Adjustments

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). New 23andMe has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.

VGAC and 23andMe have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Business Combination occurred on April 1, 2020.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Balance Sheet

The adjustments included in the unaudited pro forma combined balance sheet as of March 31, 2021 are as follows:

(A)	The reclassification of $508.7 million of cash held in the VGAC Trust Account that becomes available at Closing.

(B)	The settlement of $17.8 million of VGAC’s deferred underwriting fees payable.

(C)

In connection with the signing of the Merger Agreement, VGAC entered into subscription agreements with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and VGAC agreed to issue and sell to such investors 25.0 million shares of New 23andMe Class A Common Stock with par value of $0.01, resulting in gross proceeds of $250.0 million to be offset by the PIPE fee of $6.0 million. The costs related to the issuance of the PIPE Financing are adjusted against additional paid in capital.

(D)

The settlement of approximately $42.7 million of transaction costs at close in connection with the merger, offset by $4.0 million in prepaid expenses and other current assets. Of the total, $29.8 million relates to equity issuance costs, and $12.9 million relates to advisory, legal, and other fees to be incurred which are adjusted primarily against additional paid in capital.

(E)	The reclassification of VGAC Class A ordinary shares subject to possible redemption to permanent equity at $0.01 par value.

(F)

The conversion of 23andMe redeemable convertible preferred stock into shares of 23andMe Class B Common Stock, which shares will be cancelled and converted into the right to receive shares of New 23andMe Class B Common Stock pursuant to the Share Conversion Ratio concurrent with the Closing.

(G)	The conversion of 23andMe Class B Common Stock into the New 23andMe Class B Common Stock pursuant to the Share Conversion Ratio concurrent with the Closing.

(H)	The recapitalization of VGAC Class A and Class B ordinary shares converted into 63,568,750 shares of New 23andMe Class A Common Stock.

(I)	The cancellation and conversion of 23andMe Class A Common Stock into the right to receive shares of New 23andMe Class A Common Stock pursuant to the Share Conversion Ratio concurrent with the Closing.

(J)	The reclassification of VGAC’s historical accumulated deficit to additional paid in capital as part of the merger.

(K)	The settlement of the VGAC’s historical liabilities that will be settled at transaction close.

(L)

The redemption of 16,667,061shares of VGAC Class A ordinary shares redeemed for $166.7 million allocated to common stock and additional paid-in capital, using a par value of $0.01 per share at a redemption price of approximately $10.00 per share.

Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma combined statements of operations for the twelve months ended March 31, 2021 are as follows:

(AA)	Represents pro forma adjustment to eliminate interest income and unrealized gains (loss) on marketable securities related to the trust account.

Note 5—Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2020. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The unaudited pro forma combined financial information for the year ended March 31, 2021 has been prepared based on the following information:

(in thousands, except share and per share data)	Year Ended March 31, 2021
Pro forma net loss	$(209,098)
Weighted average shares outstanding of New 23andMe Class A Common Stock	92,655,484
Net loss per share (Basic and Diluted) attributable to 23andMe Class A Common Stockholders	$(0.51)
Weighted average shares outstanding of New 23andMe Class B Common Stock	313,759,355
Net loss per share (Basic and Diluted) attributable to 23andMe Class B Common Stockholders	$(0.51)

Following the Closing, the following outstanding shares of common stock equivalents were excluded from the computation of pro forma diluted net loss per share for all the periods and scenarios presented above because including them would have had an anti-dilutive effect:

VGAC warrants to purchase shares of 23andMe Class A Common Stock (1)	25,065,665
23andMe Class A Options that will convert into a right to purchase shares of New 23andMe Class A Common Stock(2)	7,898,294
23andMe Class B Options that will convert into a right to purchase shares of New 23andMe Class A Common Stock(2)	21,476,732

Total	54,440,691

(1)

One whole warrant entitles the holder thereof to purchase one share of New 23andMe Class A Common Stock at a price of $11.50 per share. New 23andMe’s warrants are anti-dilutive on a pro forma basis and have been excluded from the diluted number of New 23andMe’s shares outstanding at Closing.

(2)

All outstanding 23andMe options at Closing, whether vested or unvested, and whether for 23andMe Class A Common Stock or for 23andMe Class B Common Stock, will convert into options to purchase a number of shares of New 23andMe Class A Common Stock, determined in accordance with the Share Conversion Ratio.